Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 20, 2009, relating to the consolidated financial statements of Peoples Federal MHC and Subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 15, 2010

83 PINE STREET • WEST PEABODY, MASSACHUSETTS 01960-3635 • TELEPHONE (978) 535-0206 • FACSIMILE (978) 535-9908

smc@shatswell.com                            www.shatswell.com